UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2008
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Idenitifcaiton Number)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01	Entry into Material Definitive Agreement.
On March 3, 2008, NuVasive, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $200 million aggregate principal amount of its 2.25% Convertible Senior Notes due 2013 (the “Notes”) to J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as initial purchasers (together, the “Initial Purchasers”). The closing of the sale of the Notes occurred on March 7, 2008. The Purchase Agreement and Notes were previously described in the Company’s Current Report on Form 8-K filed on March 7, 2008.
On March 11, 2008, pursuant to the Purchase Agreement, the Initial Purchasers exercised their option to purchase an additional $30 million aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2013 (the “Over-Allotment Notes”).
The closing of the sale of the Over-Allotment Notes occurred on March 14, 2008. The Notes and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Over-Allotment Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Over-Allotment Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Over-Allotment Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
The Over-Allotment Notes were issued pursuant to an Indenture, dated as of March 7, 2008, between the Company and U.S. Bank National Association, as trustee (the “Indenture”). A description of the Indenture is provided in the Company’s Current Report on Form 8-K filed on March 7, 2008.
The terms of the Over-Allotment Notes are identical to the the terms of the Notes as described in the Company’s Current Report on Form 8-K filed on March 7, 2008.
In connection with the offering of the Notes, the Company entered into separate Call Option Transaction Letter Agreements, Warrant Letter Agreements and Call Option/Warrant Letter Agreements (collectively, the “Note Hedge Agreements”) with each of JPMorgan Chase Bank, National Association, and Goldman, Sachs & Co., which provide for a convertible note hedge transaction and a warrant transaction, respectively. In connection with the offering of the Over-Allotment Notes, the Company, JPMorgan Chase Bank, National Association, and Goldman, Sachs & Co. entered into amendments of the Note Hedge Agreements to perfect the same hedge and warrants transactions in respect of for the additional $30 million in Over-Allotment Notes as were originally perfected in connection with the issuance of the Notes. A description of the Note Hedge Agreements is provided in the Company’s Current Report on Form 8-K filed on March 7, 2008.
Holders of the Over-Allotment Notes are entitled to the benefits of a Registration Rights Agreement, dated March 7, 2008, among the Company and the Initial Purchasers (the “Registration Rights Agreement”). A description of the Registration Rights Agreement is provided in the Company’s Current Report on Form 8-K filed on March 7, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: March 14, 2008	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer